Exhibit 5.1
[Letterhead of Dorsey & Whitney LLP]
Otter Tail Corporation
215 South Cascade Street, Box 496
Fergus Falls, MN 56538-0496
Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-159137)
Ladies and Gentlemen:
     We have acted as counsel to Otter Tail Corporation, a Minnesota corporation (the “Company”), the successor issuer to Otter Tail Corporation, a Minnesota corporation (the “Predecessor Registrant”), in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-159137) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”), with respect to the Company’s adoption of the Registration Statement as the successor issuer to the Predecessor Registrant pursuant to Rule 414 of the Securities Act of 1933, as amended (the “Securities Act”).
     The Registration Statement relates to the offer and sale by the Company from time to time for an indeterminate aggregate initial offering price of (i) its common shares, par value $5 per share (the “Common Shares”); (ii) its cumulative preferred shares, without par value (the “Cumulative Preferred Shares”); (iii) its depositary shares representing fractional interests in the Cumulative Preferred Shares and evidenced by depositary receipts (the “Depositary Shares”); (iv) its debt securities (the “Debt Securities”); (v) warrants to purchase Common Shares (the “Common Share Warrants”), Cumulative Preferred Shares (the “Preferred Share Warrants”) or Debt Securities (the “Debt Securities Warrants” and, together with the Common Share Warrants and Preferred Share Warrants, the “Securities Warrants”) and (vi) units consisting of two or more of the Common Shares, Cumulative Preferred Shares, Depositary Shares, Debt Securities or Securities Warrants, offered and sold together (“Units”). In addition to any Common Shares, Cumulative Preferred Shares, Depositary Shares and Debt Securities that may be issued directly, the Registration Statement also relates to the offer and sale by the Company of such indeterminate amount of Common Shares, Cumulative Preferred Shares, Depositary Shares and Debt Securities as may be issued upon conversion or exchange of Cumulative Preferred Shares, Depositary Shares or Debt Securities, as the case may be, for which no separate consideration will be received by the Company. The Common Shares, Cumulative Preferred Shares, Depositary Shares, Debt Securities, Securities Warrants and Units are herein collectively referred to as the “Securities.” The Securities were registered under the Securities Act by the Predecessor Registrant prior to the formation of the Company as a new public holding company.
     We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.
     In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all

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purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.
     Based on the foregoing, we are of the opinion that:
     1. The Company has the authority pursuant to its Restated Articles of Incorporation (the “Articles”) to issue up to 50,000,000 Common Shares. Upon adoption by the Company’s Board of Directors (the “Board”) or a duly constituted and empowered committee thereof (a “Committee”) of resolutions in sufficient form and content under the Minnesota Business Corporation Act (the “MBCA”), as then in effect, and the Company’s Articles and Restated Bylaws, as amended (the “Bylaws”), as then in effect, to authorize a particular issuance of Common Shares (including any issuance of Common Shares (i) upon the exchange or conversion of any validly issued, fully paid and nonassessable Cumulative Preferred Shares or Depositary Shares that are exchangeable or convertible into Common Shares, (ii) upon the exchange or conversion of any Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Common Shares or (iii) upon the exercise of any validly issued Securities Warrants exercisable for Common Shares) and upon the due execution, issuance and delivery of certificates representing the Common Shares (or, if uncertificated, the making of valid book-entry notations in the share register of the Company) and payment for such Common Shares in the manner contemplated by such resolutions and by the Registration Statement, the prospectus included therein (the “Prospectus”) and the related prospectus supplement(s) (each, a “Prospectus Supplement”) (and in the case of the issuance of Common Shares pursuant to clauses (i), (ii) or (iii) above, upon the satisfaction of and compliance with the conditions to such exchange, conversion or exercise), such Common Shares will be validly issued, fully paid and nonassessable.
     2. The Company has the authority pursuant to its Articles to issue up to 1,500,000 Cumulative Preferred Shares. Upon the due designation of a series or class of Cumulative Preferred Shares by the Board or a Committee in accordance with the MBCA, as then in effect (including without limitation the filing of the resolutions designating such series or class), and the Company’s Articles and Bylaws, as then in effect, and adoption by the Board or a Committee of resolutions in sufficient form and content under the MBCA, as then in effect, and the Company’s Articles and Bylaws, as then in effect, to authorize a particular issuance of shares of such series or class of Cumulative Preferred Shares (including any issuance of shares of a series or class of Cumulative Preferred Shares (i) upon the exercise of any validly issued Securities Warrants exercisable for Cumulative Preferred Shares, (ii) upon the exchange or conversion of Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Cumulative Preferred Shares, (iii) upon the exchange of any

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validly issued, fully paid and non-assessable Depositary Shares for the amount of Cumulative Preferred Shares represented by such Depositary Shares or (iv) by deposit under a deposit agreement) and upon the issuance and delivery of and payment for such Cumulative Preferred Shares in the manner contemplated by such resolutions and by the Registration Statement, the Prospectus and the related Prospectus Supplement (and in the case of the issuance of Cumulative Preferred Shares pursuant to clauses (i), (ii), (iii) or (iv) above, upon the satisfaction of and compliance with the conditions to the exercise, exchange, conversion or deposit), such Cumulative Preferred Shares of such series or class will be validly issued, fully paid and nonassessable.
     3. When (a) the Board or a Committee has adopted resolutions in sufficient form and content under the MBCA, as then in effect, and the Company’s Articles and Bylaws, as then in effect, to authorize the creation, issuance and delivery of any Depositary Shares, (b) a deposit agreement for the applicable Depositary Shares has been duly authorized, executed and delivered by the Company and the depositary and duly authorized, fully paid and nonassessable Cumulative Preferred Shares of the applicable series or class have been deposited in accordance with the terms of such deposit agreement, (c) the terms of the Depositary Shares as executed and delivered conform to the terms of such deposit agreement and are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement and (d) the Depositary Shares have been issued and delivered by the Company against payment therefor in accordance with the terms of such resolutions and the applicable deposit agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, the Depositary Shares will be validly issued, fully paid and non-assessable.
     4. When (a) a particular series of Debt Securities has been duly established under the Indenture (For Unsecured Debt Securities) dated as of November 1, 1997, as amended by the First Supplemental Indenture dated as of July 1, 2009, between the Company and U.S. Bank National Association (formerly First Trust National Association), as trustee (the “Indenture”) (including, without limitation, the adoption by the Board or a Committee of resolutions in sufficient form and content under the MBCA, as then in effect, and the Company’s Articles and Bylaws, as then in effect, authorizing the creation, issuance and delivery of such Debt Securities) and (b) the instruments representing such Debt Securities have been duly authenticated by the trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such resolutions and the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Debt Securities will constitute binding obligations of the Company.
     5. When (a) the Board or a Committee has adopted resolutions in sufficient form and content under the MBCA, as then in effect, and the Company’s Articles and Bylaws, as then in effect, to authorize the creation, issuance and delivery of any Securities Warrants, (b) a warrant agency agreement for the Securities Warrants has been duly authorized, executed and delivered by the Company and the warrant agent and (c) the instruments representing such Securities Warrants have been duly authenticated by the warrant agent and duly executed and

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delivered by the Company against payment therefor in accordance with the terms of such resolutions and the warrant agency agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Securities Warrants will constitute binding obligations of the Company.
     6. When (a) the Board or a Committee has adopted resolutions in sufficient form and content under the MBCA, as then in effect, and the Company’s Articles and Bylaws, as then in effect, to authorize the creation, issuance and delivery of any Units, (b) all actions described in paragraphs 1 through 5 above, as the case may be, have been taken with respect to the other Securities constituting a part of such Units, (c) an agreement for the applicable Units has been duly authorized, executed and delivered by the Company and a purchaser of such Units or an agent for the purchasers, as the case may be, and (d) the instruments representing such Units have been duly executed and delivered by the Company against payment therefor in accordance with the terms of such resolutions and the applicable unit agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Units will constitute binding obligations of the Company.
     The opinions set forth above are subject to the following qualifications and exceptions:
a.	Our opinions stated above are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws of general application affecting creditors’ rights.

b.	Our opinions stated above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is considered in a proceeding in equity or at law).

c.	Our opinions stated above are subject to limitations regarding the availability of indemnification and contribution where such indemnification and contribution may be limited by applicable law or the application of principles of public policy.

d.	In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, (i) the applicable resolutions referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement and any required post-effective amendment thereto, (iii) the Registration Statement, the Prospectus and any and all Prospectus Supplements required by applicable law have all become effective under the Securities Act of 1933, as amended, and will continue to be effective, (iv) such Securities will be issued and sold with such terms and in such manner as is described in the

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Registration Statement (as amended from time to time), the Prospectus included therein (as amended from time to time) and any related Prospectus Supplement and in compliance with the Securities Act of 1933, as amended, the rules and regulations thereunder, the Trust Indenture Act of 1939, as amended, the rules and regulations thereunder, and any applicable state securities laws, all as then in effect, (v) if the Securities are Debt Securities, the relevant indenture or indentures will have been qualified under the Trust Indenture Act of 1939, as amended, and will continue to be so qualified, (vi) none of the particular terms of a series of Securities will violate any applicable law, (vii) neither the issuance and sale of such Securities nor the compliance by the Company with the terms thereof will result in a violation of the Articles or Bylaws of the Company as then in effect, any agreement or instrument then binding upon the Company or any order then in effect of any court or governmental body having jurisdiction over the Company, (viii) with respect to the issuance of Securities that are equity securities, the Company has a sufficient number of securities of that class or series of equity securities authorized under its Articles as then in effect and (ix) with respect to the issuance of any Securities that are exercisable for or exchangeable or convertible into any class or series of equity securities, the Company has a sufficient number of securities of such class or series of equity securities issuable on exercise, exchange or conversion of such Securities authorized under its Articles as then in effect.

e.	As of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars of the foreign currency or currency unit in which a particular Debt Security is denominated will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Debt Security would be required to render that judgment in the foreign currency or currency unit in which the Debt Security is denominated, and the judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

f.	We express no opinion as to the enforceability of (i) provisions that relate to choice of law or forum selection, (ii) waivers by the Company of any statutory or constitutional rights or remedies, (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct, or (iv) obligations to pay any prepayment premium, default interest rate, early termination fee or other form of liquidated damages, if the payment of such premium, interest rate, fee or damages may be construed as unreasonable in

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relation to actual damages or disproportionate to actual damages suffered as a result of such prepayment, default or termination.

g.	We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.

h.	Minnesota Statutes §290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinions may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.
     Our opinions expressed above are limited to the laws of the States of Minnesota.
     We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of Securities” contained in the Prospectus constituting part of the Registration Statement.
Dated: July 1, 2009
Very truly yours,
/s/ Dorsey & Whitney LLP
GLT/CFS